                                                                    EXHIBIT 4.18

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERABLE WITHOUT THE EXPRESS WRITTEN CONSENT OF MANHATTAN PHARMACEUTICALS, INC. (THE "COMPANY") AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN
EXEMPTION THEREFROM. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.

                         MANHATTAN PHARMACEUTICALS, INC.

                      Warrant for the Purchase of Shares of
                                  Common Stock

CSW No. ___S                                                       [____] Shares


                  FOR VALUE RECEIVED, MANHATTAN PHARMACEUTICALS, INC., a Delaware corporation (the "COMPANY"), hereby certifies that MAXIM GROUP, LLC or its registered assigns (the "Holder") is entitled to purchase from the Company, subject to the provisions of this Warrant, at any time commencing from the date hereof until 5:00 p.m. (New York City time) on November 5, 2008 (the "TERMINATION DATE"), __________________________ fully paid and non-assessable shares of Common Stock, at an initial per share exercise price equal to $1.10. The shares of Common Stock or other securities or property deliverable upon such exercise are hereinafter sometimes referred to as the "WARRANT SHARES." The exercise price of a share of Common Stock in effect at any time is hereinafter sometimes referred to as the "PER SHARE EXERCISE PRICE" and the aggregate purchase price payable for the Warrant Shares hereunder is hereinafter sometimes referred to as the "AGGREGATE EXERCISE PRICE." This Warrant is one of a duly authorized issue of Warrants constituting components of units sold by the Company on the date hereof (collectively, the "WARRANTS").

                  1. DEFINITIONS.

                  "CHANGE OF CONTROL" means the (i) acquisition by an individual or legal entity or group (as defined in Rule 13d-5 of the Securities Exchange Act of 1934, as amended) of more than one-half of the voting rights or equity interests in the Company; (ii) sale, conveyance, or other disposition of all or substantially all of the assets, property or business of the Company, (iii) any reclassification of the Company's capital, or (iv) the merger into or consolidation with any other corporation or other entity (other than a wholly owned subsidiary corporation) or effectuation of any transaction or series of related transactions where holders of the Company's voting securities prior to such transaction or series of transactions fail to continue to hold at least 50% of the voting power of the Company.

                  "COMMON STOCK" means (except where the context otherwise indicates) the Common Stock, $0.001 par value per share, of the Company as constituted on the date hereof, and any capital stock into which such Common Stock may thereafter be changed or converted, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets on liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 5.3.

                  2. EXERCISE OF WARRANT.

                  (a) This Warrant may be exercised in whole or in part, at any time by the Holder commencing upon the date hereof and prior to the Termination
Date:

                           (i) by  presentation  and  surrender  of this Warrant
(with the subscription form at the end hereof duly executed) at the address set forth in Section 11 hereof, together with payment, by certified or official bank check payable to the order of the Company, of the Aggregate Exercise Price or the proportionate part thereof if exercised in part; or

                           (ii) by  the  surrender  of  this Warrant  (with  the
cashless exercise form at the end hereof duly executed) (a "Cashless Exercise") at the address set forth in Section 11 hereof. Such presentation and surrender shall be deemed a waiver of the Holder's obligation to pay the Aggregate Exercise Price, or the proportionate part thereof if this Warrant is exercised in part. In the event of a Cashless Exercise, the Holder shall exchange this Warrant for that number of Warrant Shares subject to such Cashless Exercise multiplied by a fraction, the numerator of which shall be the difference between
(A) the last sale price of the Common Stock on the trading day prior to such date or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing sale price of the Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), or other similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not reported on NASDAQ, the high per share sale price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or if not so available, the fair market value of the Common Stock as determined in good faith by the Board of Directors (the "Current Market Price") and (B) the Per Share Exercise Price, and the denominator of which shall be the then Current Market Price. For purposes of any computation under this
Section 2(a), the then Current Market Price shall be based on the trading day immediately prior to the Cashless Exercise.

                  (b) If this Warrant is exercised in part only, the Company shall, upon presentation of this Warrant upon such exercise, execute and deliver (with the certificate for the Warrant Shares purchased) a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions as herein set forth. Upon proper exercise of this Warrant, the Company promptly shall deliver certificates for the Warrant Shares to the Holder duly legended as authorized by the subscription form together with cash in lieu of any fraction of a share, as hereinafter provided, but, in any event, within three (3) business days after such exercise. No fractional shares shall be issued upon exercise of this Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price of one (1) share of Common Stock. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the Holder shall request in the notice and shall be registered in the name of the Holder or such other name as shall be designated by the Holder. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a Holder of record of such shares for all purposes, as of the date when the notice, together with the payment of the applicable exercise price and this Warrant, is received by the Company as described above.

                  3. RESERVATION OF WARRANT SHARES; FULLY PAID SHARES; TAXES. The Company hereby undertakes until expiration of this Warrant to reserve for issuance or delivery upon exercise of this Warrant, such number of shares of the Common Stock as shall be required for issuance and/or delivery upon exercise of this Warrant in full in accordance with the terms hereof, and agrees that all Warrant Shares so issued and/or delivered shall be validly issued, fully paid and non-assessable and not subject to any preemptive rights, and further agrees to pay all taxes and charges that may be imposed upon such issuance and/or delivery.

                  4. REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED. The Holder of this Warrant shall be entitled to registration rights with respect to the Warrant Shares to the same extent and on the same terms as those provided to investors pursuant to Article V of the Subscription Agreement (the "Subscription Agreement") dated October ____, 2003 between the Company and purchasers of the Company's Series A Convertible Preferred Stock. If the Holder is not a party to the Subscription Agreement, by acceptance of this Warrant the Holder agrees to comply with provisions of Article V thereof to the same extent as if it were a party thereto.

                  5. ADJUSTMENTS. The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 5. The Company shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 5 in accordance with Sections 6.1 and 6.2.

                  5.1 Stock Dividends, Subdivisions and Combinations. If at any time while this Warrant is outstanding the Company shall:

                           i. take a record of the  holders of its Common  Stock
                  for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

                           ii. subdivide its outstanding  shares of Common Stock
                  into a larger number of shares of Common Stock, or

                           iii. combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then:

                           (1) the number of shares of Common Stock acquirable upon exercise of this Warrant immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock that would have been acquirable under this Warrant immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and

                           (2)      the  Per  Share   Exercise  Price  shall  be
                                    adjusted to equal:

                                    (A)     the  Per  Share  Exercise  Price  in
                                            effect   immediately  prior  to  the
                                            occurrence of such event  multiplied
                                            by the  number  of  shares of Common
                                            Stock  into  which  this  Warrant is
                                            exercisable immediately prior to the
                                            adjustment, divided by

                                    (B)     the number of shares of Common Stock
                                            into   which    this    Warrant   is
                                            exercisable  immediately  after such
                                            adjustment.

Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this paragraph shall become
effective   immediately   after  the  effective  date  of  such  subdivision  or
combination.

                  5.2 Fractional Interests.  In computing adjustments under this
Section 5, all calculations shall be made to the nearest 1/100th of a share.

                  5.3 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.

                           (a) If, prior to the Termination  Date,  there  shall
occur a Change of Control and, pursuant to the terms of such Change of Control, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder of this Warrant shall have the right thereafter to receive, upon the exercise of the Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and the Other Property receivable upon or as a result of such Change of Control by a holder of the number of shares of Common Stock into which this Warrant is exercisable immediately prior to such event.

                           (b) In  case  of  any  such  Change  of  Control, the
successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition contained in this Warrant to be performed and observed by the Company and all of the Company's obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock into which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 5.

                  5.4 Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, then, unless such action will not have a materially adverse effect upon the rights of the holder of this Warrant, the number of shares of Common Stock or other stock into which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

                  5.5 Certain Limitations. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Per Share Exercise Price to be less than the par value per share of Common Stock.

                  6. NOTICES TO WARRANT HOLDERS.

                  6.1. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Per Share Exercise Price, or the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon exercise of the Warrants owned by such Holder, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder of this Warrant, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Per Share Exercise Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of Warrants owned by such Holder.

                  6.2. Notice of Corporate Action. If at any time:

                           (a) the Company shall take a record of the holders of
its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                           (b) there shall be any capital  reorganization of the
Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or other person, or

                           (c) there   shall  be  a  voluntary  or   involuntary
dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to the Holder (i) at least 15 days' prior written notice of the record date selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 15 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and
(ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section
11. The failure to give any notice required by this Section 6.2 shall not invalidate any such corporate action.

                  6.3. Notice to Stockholders. The Holder shall be entitled to the same rights to receive notice of corporation action as any holder of Common Stock.

                  7. NO IMPAIRMENT. The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and
(c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to the Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

                  8. LIMITED TRANSFERABILITY.

                  (a) The Holder represents that by accepting this Warrant it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

                  (b) The Holder, by its acceptance of this Warrant, represents to the Company that it is acquiring this Warrant and will acquire any securities obtainable upon exercise of this Warrant for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "Act"). The Holder agrees that this Warrant and any such securities may not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Act.

                  (c) This Warrant may not be sold, transferred, assigned or hypothecated for six (6) months from the date hereof except (i) to any firm or corporation that succeeds to all or substantially all of the business of Maxim Group, LLC, (ii) to any of the officers, employees, associates or affiliated companies of Maxim Group, LLC, or of any such successor firm, (iii) to any NASD member participating in the offering of the Company's Series A Convertible Preferred Stock or any officer or employee of any such NASD member or (iv) in the case of an individual, pursuant to such individual's last will and testament or the laws of descent and distribution, and is so transferable only upon the books of the Company which the Company shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Warrant as it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or its duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered Holders of Warrant. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to those of the Holder.

                  9. LOSS, ETC., OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

                  10. STATUS OF HOLDER. This Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

                  11. NOTICES. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

                  If to the Holder:  Maxim Group, LLC, 405 Lexington Avenue,
                                     New York, New York 10174; or


                  If to the Company: c/o Manhattan Pharmaceuticals, Inc.
                                     787 Seventh Avenue, 48th Floor,
                                     New York, New York 10019, Attn: Secretary


                  12. HEADINGS. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

                  13. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. The parties agree to settle any disputes through binding arbitration in the city, county and State of New York.

                  14. SUCCESSORS AND ASSIGNS. Subject to compliance with the provisions of Section 8, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder, but nothing in this Warrant shall be construed to give any person or corporation or other entity, other than the Company and the Holder and their respective successors and assigns, any legal or equitable right, remedy or cause under this Warrant.

                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.

                             SIGNATURE PAGE FOLLOWS.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed and attested by its Secretary this 5th day of November, 2003.

                                   MANHATTAN PHARMACEUTICALS, INC.



                                   By:  _________________________________
                                        Name: Leonard Firestone, MD
                                        Title:   President & CEO


ATTEST:

___________________________________
         Secretary

                                  SUBSCRIPTION

                  The undersigned, ___________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exercise the within Warrant to the extent of purchasing ____________________ shares of Common Stock thereunder and hereby makes payment of $___________ by certified or official bank check in payment of the exercise price therefor.

                  The undersigned hereby represents and warrants to the Company that the undersigned is acquiring the shares of the Company's Common Stock pursuant to exercise of the within Warrant for investment purposes only. The undersigned hereby further acknowledges that the undersigned understands that such shares (a) have not been registered under the Securities Act of 1933, as amended, and are being issued to the undersigned by the Company in reliance upon the foregoing representation and warranty and (b) may not be resold except in accordance with the requirements of the Act, including Rule 144 thereunder, if applicable. The undersigned further consents to the placing of a legend on the certificates for the shares being purchased to the foregoing effect.

Dated:_______________                       Signature:____________________

                                            Address:______________________


                                   ASSIGNMENT

                  FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto ____________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________, attorney, to transfer said Warrant on the books of Manhattan Pharmaceuticals, Inc.

Dated:_______________                       Signature:____________________

                                            Address:______________________

                                CASHLESS EXERCISE


                  The undersigned ___________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exchange its Warrant for ___________________ shares of Common Stock, par value $.001 per share, of Manhattan Pharmaceuticals, Inc. pursuant to the Cashless Exercise provisions of the Warrant.


Dated:_______________                       Signature:____________________

                                            Address:______________________



                               PARTIAL ASSIGNMENT


                  FOR VALUE RECEIVED _______________ hereby assigns and transfers unto ____________________ the right to purchase _______ shares of the Common Stock, no par value per share, of Pain Management, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer that part of said Warrant on the books of Manhattan Pharmaceuticals, Inc.


Dated:_______________                       Signature:____________________

                                            Address:______________________